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Exhibit 11 - Statement Re: Computation of Per Share Earnings


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
                                                                                   Three Months Ended March 31,
                                                                                 1995                        1996
                                                                              -------------------------------------
                                                                              (In thousands, except per share data)
Primary
    Average shares outstanding                                                  4,650                        5,955
    Net effect of dilutive stock options and warrants - based on the
        treasury stock method using average market price                          181                          392
                                                                                -----                       ------
    Total                                                                       4,831                        6,347
                                                                                =====                       ======
    Net income                                                                   $797                         $916
                                                                                =====                       ======
    Per share amount                                                            $0.16                        $0.14
                                                                                =====                       ======

Fully Diluted
    Average shares outstanding                                                  4,650                        5,955
    Net effect of dilutive stock options and warrants - based on the modified treasury stock method in 1995 using the ending
        market price, if higher than average market price                         705                          393
                                                                                -----                       ------
    Total                                                                       5,355                        6,348
                                                                                =====                       ======
    Net income                                                                   $797                         $916
    Add interest expense savings, net of federal income tax effect,
        from assumed debt repayment                                                41                            0
                                                                                -----                       ------
    Total                                                                        $838                         $916
                                                                                =====                       ======
    Per share amount                                                            $0.16                        $0.14
                                                                                =====                       ======
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